THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO THE ACTION TO BE TAKEN, YOU SHOULD SEEK YOUR OWN FINANCIAL ADVICE IMMEDIATELY FROM YOUR OWN APPROPRIATELY AUTHORIZED INDEPENDENT FINANCIAL ADVISOR.

IF YOU HAVE SOLD OR TRANSFERRED ALL OF YOUR REGISTERED HOLDINGS OF COMMON STOCK OF FUISZ TECHNOLOGIES LTD., PLEASE FORWARD THIS DOCUMENT AND ALL ACCOMPANYING DOCUMENTS TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED, FOR SUBMISSION TO THE PURCHASER OR TRANSFEREE.

                         NOTICE OF GUARANTEED DELIVERY

                                       TO
                         TENDER SHARES OF COMMON STOCK
                                       OF
                            FUISZ TECHNOLOGIES LTD.

                       PURSUANT TO THE OFFER TO PURCHASE
                              DATED JULY 30, 1999
                                       BY

                       ABCI ACQUISITION SUB. CORPORATION
                          A WHOLLY-OWNED SUBSIDIARY OF

                       BIOVAIL CORPORATION INTERNATIONAL
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, $.01 par value (the "Shares"), of Fuisz Technologies Ltd., a Delaware corporation (the "Company"), are not immediately available or time will not permit all required documents to reach ChaseMellon Shareholder Services L.L.C. (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase (as defined below)). See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

              By Mail:                       By Overnight Delivery:                       By Hand:

        Post Office Box 3301                   85 Challenger Road                       120 Broadway
     South Hackensack, NJ 07606                 Mail Drop--Reorg                         13th Floor
  Attn: Reorganization Department          Ridgefield Park, NJ 07660                 New York, NY 10271
                                        Attn: Reorganization Department       Attn: Reorganization Department

                           By Facsimile Transmission:
                                 (201) 296-4293
                                  To Confirm:
                                 (201) 296-4860

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    Shares may not be tendered pursuant to the Guaranteed Delivery Procedures.

Ladies and Gentlemen:

    The undersigned hereby tenders to ABCI Acquisition Sub. Corporation, a Delaware corporation and a wholly-owned subsidiary of Biovail Corporation International, an Ontario, Canada corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 30, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any Supplements or amendments thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares: -------------------------   Name(s) of Record Holder(s): ----------

Certificate No(s). (if available): --------   Address(es): --------------------------

-------------------------------------------   ---------------------------------------

Check box if Share(s) will be tendered by     Area Code and
Book-Entry Transfer                           Telephone Number(s): ------------------

/ / The Depository Trust Company              Signatures: ---------------------------

Account Number: ---------------------------   ---------------------------------------

Date: -------------------------------------   Dated: --------------------------------

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, an Eligible Institution, hereby guarantees: (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; (ii) that such tender of Shares complies with Rule 14e-4; and (iii) delivery to the Depositary, at one of its addresses set forth above, certificates ("Share Certificates") evidencing the tendered Shares hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, or an Agent's Message (as defined in the Letter of Transmittal) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date of execution hereof.

    The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal, Share Certificates and any other required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: ----------------------------    -----------------------------------
                                                         (Authorized Signature)

Address: ---------------------------------    Name: -----------------------------
                                                         (Please Type or Print)

---------------------------------             Title: ----------------------------
                 (Zip Code)

Area Code and                                 Date: -----------------------------
Telephone Number: ------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.